Exhibit 99

VERIFYSMART(TM) CORP PROVIDES JOINT VENTURE STATUS

TAGUIG, METRO MANILA, Philippines, May 19, 2009 - VerifySmart(TM) Corp (VSC) (VSMR: OTCBB): VerifySmart(TM), a global leader in secure and fraud free payment processing services, is pleased to announce that it has met its required finance provisions under its Joint Venture Agreement with Verified Transactions and Verified Capital and those parties have confirmed that the agreement is in full force and good standing with all required conditions met. The management of VerifySmart Corp are confident the company has capital to conduct operations until revenues commence.

About VerifySmart(TM) Corp.

VerifySmart(TM) Corp. is a fully reporting issuer with the shares traded on the "OTCBB". The company's mandate is to market, sell and manage fraud prevention products and services as an exclusive licensee. An international company, VerifySmart's(TM) patent-pending technology is garnering world wide attention and rapidly gaining acceptance across a security challenged industry.

FORWARD LOOKING STATEMENTS

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.. These statements include but are not limited to: The successful conclusion of any pending patent applications, or that such technology will gain acceptance in the security industry.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive and regulatory environment for start up software companies, stock market conditions, unforeseen technical difficulties and our ongoing ability to operate a business and obtain financing. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the 2008 fiscal year, our quarterly reports on Form 10-Q and our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

Corporate Headquarters

Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st StreetE-Square, Fort Bonifacio Global City, TaguigMetro Manila, Philippines

Investor Relations

Danny Gravelle
Goal Capital LLC
1-949-481-5396

Questions or Feedback
inquiry@verifysmart.com
www.verifysmart.com